UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 20, 2006
Date of Report (Date of earliest event reported)
JWH GLOBAL TRUST
(Exact name of registrant as specified in its charter)

Delaware	000-22887	36-4113382

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

30 South Wacker Drive, Suite 1603		60606

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(312) 456-6462

550 W. Jackson Boulevard, Suite 1300, Chicago, IL 60661.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Refco Commodity Management, Inc. (“RCMI”), the managing owner of JWH Global Trust (the “Registrant”), filed a voluntary petition (the “RCMI Bankruptcy Petition”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on October 16, 2006 (the “RCMI Petition Date”), for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). RCMI’s chapter 11 bankruptcy case has been assigned Case No. 06-12436 (RDD).
     Refco Inc. (“Refco”), the ultimate parent of RCMI, and certain of its other affiliates (collectively, the “Initial Debtors”), commenced voluntary bankruptcy cases on October 17, 2005 (the “Initial Petition Date”) in the Bankruptcy Court. On June 5, 2006 (the “Subsequent Petition Date”), additional affiliates of Refco (the “Subsequent Debtors” and, together with the Initial Debtors, the “Prior Debtors”) commenced voluntary bankruptcy cases in the Bankruptcy Court. RCMI did not seek bankruptcy protection on either of the Initial Petition Date or the Subsequent Petition Date, and continues to act as the managing owner of the Registrant. Shortly after initiating their bankruptcy cases, the Initial Debtors sold their regulated commodities futures merchant business to Man Financial Inc. The sale did not include the assets of RCMI.
     On the RCMI Petition Date, contemporaneously with the filing of the RCMI Bankruptcy Petition, RCMI filed, among other motions or papers, a motion requesting that the Bankruptcy Court administratively consolidate for procedural purposes only and jointly administer RCMI’s chapter 11 case with the Prior Debtors’ chapter 11 cases, and authorize RCMI to sell and assign substantially all of its assets, including its interest as managing owner of the Registrant, free and clear of liens, claims and encumbrances (the “Sale Motion”).
     According to the Sale Motion, commencing after the Initial Petition Date and continuing through May 2006, RCMI engaged in an extensive marketing process that ultimately resulted in RCMI signing a non-binding letter of intent dated as of May 31, 2006, with R.J. O’Brien & Associates, Inc. (“RJO”). The letter of intent provided for, among other things, RJO’s acquisition of RCMI’s managing owner interest in Registrant through an acquisition subsidiary. On September 13, 2006, RCMI and RJO entered into a binding letter of intent that superseded the May 31, 2006 letter of intent and modified certain aspects of the acquisition transaction.
     On October 12, 2006, RCMI, RJO and RJO’s acquisition subsidiary, R.J. O’Brien Fund Management, Inc. (“RJOFM”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) that provides for, among other things, RJOFM to purchase RCMI’s managing owner interest in the Registrant. The Asset Purchase Agreement also provided for RCMI to commence a proceeding under chapter 11 of the Bankruptcy Code and obtain the Bankruptcy Court’s approval of the Asset Purchase Agreement and the transactions set forth therein. As set forth above, on the RCMI Petition Date, RCMI commenced its chapter 11 case and filed the Sale Motion.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JWH GLOBAL TRUST

	By:	Refco Commodity Management, Inc.

its Managing Owner

Date: October 20, 2006		By:	/s/ Robert Shapiro

Name: Robert Shapiro Title: President